Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-92331) pertaining to the Hewlett-Packard Company Tax Saving Capital Accumulation Plan of our report dated May 14, 2004, with respect to the financial statements and schedule of the Hewlett-Packard Company Tax Saving Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

San Jose, California
June 14, 2004

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